                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment
No. 31 to the Registration Statement (File Nos. 2-83616 and 811-3732) (the "Registration Statement") of MFS/Sun Life Series Trust (the "Trust"), of my opinion dated February 26, 2001, appearing in Post-Effective Amendment No. 29 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 1, 2001.


                                       JAMES R. BORDEWICK, JR.
                                       ---------------------------------------
                                       James R. Bordewick, Jr.
                                       Assistant Secretary and Assistant Clerk


Boston, Massachusetts
February 25, 2002